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                                                               Exhibit 16.1

                    JAYNES, REITMEIER, BOYD & THERRELL, P.C.
                          Certified Public Accountants
                               Central Texas Tower
                              5400 Bosque Boulevard
                              Post Office Box 7616
                             Waco, Texas 76714-7616


     Telephone                                                   Telecopier
     (817) 776-4190                                          (817) 776-8489
                                November 6, 1995


     Securities and Exchange Commission
     Washington, D.C.  20549

     Ladies and Gentlemen:

     We were previously principal accountants for J-Hawk Corporation and, under the date of February 8, 1995, we reported on the consolidated financial statements of J-Hawk Corporation and subsidiaries as of and for the years ended December 31, 1994 and 1993. On October 27, 1995, our appointment as principal accountants was terminated. We have read FirstCity Financial Corporation's (survivor corporation of a merger with J-Hawk Corporation on July 3, 1995) statements included under
     Item 4 of its Form 8-K dated November 2, 1995, and we agree with such statements.

                              Very truly yours,

                              JAYNES, REITMEIER, BOYD & THERRELL, P.C.

































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